Filed Pursuant to Rule 424(b)(5)

Registration No. 333-277319

Prospectus Supplement

(To prospectus dated March 1, 2024)

743,496 Shares of Common Stock

Common Warrants to Purchase up to 743,496 Shares of Common Stock

Placement Agent Warrants to Purchase up to 52,045 Shares of Common Stock

Up to 795,541 Shares of Common Stock Underlying the Common Warrants and Placement Agent Warrants

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 743,496 shares of our common stock, $0.001 par value per share, and accompanying warrants to purchase up to an aggregate of 743,496 shares of common stock (the “Common Warrants”), at a combined price of $4.035 per share of common stock and accompanying Common Warrant (and the shares of common stock issuable from time to time upon exercise of the Common Warrants), to certain institutional investors pursuant to a securities purchase agreement with such investors.

Each share of our common stock is being sold together with a Common Warrant to purchase one share of our common stock. Each Common Warrant will have an exercise price per of $3.91 per share and will be exercisable immediately. The Common Warrants will expire five (5) years after the initial exercise date. The shares of our common stock and Common Warrants are immediately separable and will be issued separately but will be purchased together in this offering. This prospectus also relates to the shares of common stock that are issuable from time to time upon exercise of the Common Warrants.

There is no established public trading market for the Common Warrants and we do not expect a market to develop. We do not intend to apply for listing of the Common Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrants will be extremely limited.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CTXR”. The last reported sale price of our common stock on Nasdaq on January 6, 2025 was $3.91 per share.

Neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account.

We have engaged H.C. Wainwright & Co., LLC (the “placement agent”) to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use their reasonable best efforts to place the securities offered by this prospectus supplement. We have agreed to pay the placement agent the placement agent fees set forth in the table below. The placement agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement. The securities will be sold directly to the purchasers pursuant to the securities purchase agreement. See “Plan of Distribution” in this prospectus supplement for more information.

	Per Share and Accompanying Common Warrant	Total
Combined Offering Price	$4.035	$3,000,006.36
Placement agent fees(1)	$0.28245	$210,000.45
Proceeds to us (before expenses)(2)	$3.75255	$2,790,005.91

(1)	We have agreed to pay the placement agent a cash fee equal to 7.0% of the gross proceeds raised in this offering. We also have agreed to reimburse the placement agent for certain of its offering-related expenses. In addition, we have agreed to issue the placement agent or its designees warrants to purchase up to 52,045 shares of common stock at an exercise price of $5.0438 per share. We refer to these warrants in this prospectus supplement as the “Placement Agent Warrants.” The Placement Agent Warrants and the shares of common stock issuable upon exercise of the Placement Agent Warrants are being registered hereby. See “Plan of Distribution” for a complete description of the compensation to be received by the placement agent.

(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Common Warrants or Placement Agent Warrants.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 4 of the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and accompanying prospectus, to read about factors you should consider before investing in our securities.

We anticipate that delivery of the shares of common stock and accompanying Common Warrants against payment therefore will be made on or about January 8, 2025, subject to satisfaction of customary closing conditions.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is January 7, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On February 23, 2024, we filed a registration statement on Form S-3 (File No. 333-277319) with the United States Securities and Exchange Commission (the “SEC”) using a shelf registration process. The registration statement was declared effective by the SEC on March 1, 2024. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in the accompanying prospectus, for total gross proceeds of up to $250,000,000.

This prospectus supplement describes the specific terms of an offering of our securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The accompanying prospectus provides more general information. If the information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This means that important information is contained in other documents that are considered to be a part of this prospectus supplement. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus supplement and the accompanying prospectus together with the additional information that is incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus as described under the heading “Incorporation of Documents by Reference” in this prospectus supplement before making an investment in our securities. This prospectus supplement and accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein and therein, but reference is made to the actual documents for complete information. Copies of the documents referred to herein and therein have been filed or will be filed or incorporated by reference as exhibits to the Registration Statement of which this prospectus supplement and the accompanying prospectus are a part. The Registration Statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus, can be read on the SEC website mentioned under the heading “Where You Can Find Additional Information.”

Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made using this prospectus supplement and the accompanying prospectus implies that there has been no change in our affairs or that the information in or incorporated by reference in this prospectus supplement or in the accompanying prospectus is correct as of any date after their respective dates. You should not assume that the information included in or incorporated by reference in this prospectus supplement or the accompanying prospectus, or any future prospectus supplement or free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context indicates otherwise, references in this prospectus supplement to the “Company,” “Citius Pharma,” “we,” “us” and “our” refer to Citius Pharmaceuticals, Inc. and its wholly-owned subsidiary Leonard-Meron Biosciences, Inc. and its majority-owned subsidiary, NoveCite, Inc., taken as a whole. “Citius Oncology” refers to our majority owned subsidiary, Citius Oncology, Inc. (Nasdaq: CTOR).

Mino-Lok® is our registered trademark and LYMPHIRTM is a registered trademark of Citius Oncology. All other trade names, trademarks and service marks appearing in this prospectus supplement are the property of their respective owners. We have assumed that the reader understands that all such terms are source-indicating. Accordingly, such terms, when first mentioned in this prospectus supplement, appear with the trade name, trademark, or service mark notice and then throughout the remainder of this prospectus supplement without trade name, trademark or service mark notices for convenience only and should not be construed as being used in a descriptive or generic sense.

We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the placement agent has not, authorized anyone to provide you with information that is different. We and the placement agent take no responsibility for and can provide no assurance as to the reliability of, any information that others may give you. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus supplement or the date of any sale of our securities.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and the related documents incorporated herein by reference, contain forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this prospectus supplement and the accompanying prospectus include, but are not limited to, statements about:

●	the Company’s need for substantial additional funds and its ability to raise those funds;

●	the ability of the Company to recognize the anticipated benefits of the August 2024 reverse merger whereby Citius Oncology became a publicly traded company and majority-owned subsidiary (the “Merger”), which may not be realized fully, if at all, or may take longer to realize than expected;

●	our ongoing evaluation of strategic alternatives;

●	the ability of Citius Oncology to commercialize LYMPHIR, including covering the costs of licensing payments, product manufacturing and other third-party goods and services;

●	the ability of the Company to obtain regulatory approval for and successfully commercialize Mino-Lok;

●	the cost, timing, and results of our pre-clinical and clinical trials for our other product candidates;

●	our ability to apply for, obtain and maintain required regulatory approvals for our other product candidates;

●	the ability of the Company to maintain compliance with the continued listing requirements of the Nasdaq Stock Market LLC (“Nasdaq”);

●	the commercial feasibility and success of our technology and our product candidates;

●	our ability to recruit qualified management and technical personnel to carry out our operations; and

●	the other factors discussed in the “Risk Factors” section and elsewhere in this prospectus supplement.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions.

You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus or incorporated herein or therein by reference. Actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference in this prospectus supplement and the accompanying prospectus and have filed with the SEC as exhibits to this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the respective dates of this prospectus supplement or the accompanying prospectus or the date of the document incorporated by reference in this prospectus supplement or the accompanying prospectus. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us and this offering contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” beginning on page S-7, and the consolidated financial statements and related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus.

Overview

Citius Pharmaceuticals, Inc., headquartered in Cranford, New Jersey, is a biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products. Our goal generally is to achieve leading market positions by providing therapeutic products that address unmet medical needs yet have a lower development risk than usually is associated with new chemical entities. New formulations of previously approved drugs with substantial existing safety and efficacy data are a core focus. We seek to reduce development and clinical risks associated with drug development, yet still focus on innovative applications. Our strategy centers on products that have intellectual property and regulatory exclusivity protection, while providing competitive advantages over other existing therapeutic approaches.

Since its inception, the Company has devoted substantially all of its efforts to business planning, acquiring our proprietary technology, research and development, recruiting management and technical staff, and raising capital. We are developing three proprietary products: Mino-Lok, an antibiotic lock solution used to treat patients with catheter-related bloodstream infections by salvaging the infected catheter; Halo-Lido, a corticosteroid-lidocaine topical formulation that is intended to provide anti-inflammatory and anesthetic relief to persons suffering from hemorrhoids; and NoveCite, a mesenchymal stem cell therapy for the treatment of acute respiratory diseases syndrome (“ARDS”). Citius Oncology achieved the approval from the FDA for LYMPHIRTM, in-licensed by Citius Pharma in September 2021 (now owned by Citius Oncology), an engineered IL-2 diphtheria toxin fusion protein, for the treatment of patients with persistent or recurrent cutaneous T-cell lymphoma (“CTCL”). We believe these unique markets for our products are large, growing, and underserved by the current prescription products or procedures.

Citius Pharma is subject to a number of risks common to companies in the pharmaceutical industry including, but not limited to, the Company’s ability to obtain additional financing, risks related to the development by Citius Pharma or its competitors of research and development stage products, market acceptance of its products that receive regulatory approval, competition from larger companies, dependence on key personnel, dependence on key suppliers and strategic partners, and the Company’s compliance with governmental and other regulations.

Recent Developments

Reverse Stock Split

Effective November 25, 2024, the Company executed a reverse stock split of its common stock, par value $0.001 per share, at a ratio of 1-for-25 (the “Reverse Stock Split”). All share amounts have been retroactively adjusted to reflect the split.

Citius Oncology and the Merger

On August 23, 2021, we formed Citius Acquisition Corp. (“SpinCo”) as a wholly-owned subsidiary in conjunction with the acquisition of LYMPHIR. SpinCo began operations in April 2022, when Citius Pharma transferred the assets related to LYMPHIR to SpinCo, including the related license agreement with Eisai Co., Ltd. (“Eisai”) and the related asset purchase agreement with Dr. Reddy’s Laboratories SA, a subsidiary of Dr. Reddy’s Laboratories, Ltd. (collectively, “Dr. Reddy’s”). At this time, SpinCo was renamed Citius Oncology, Inc.

On October 23, 2023, Citius Pharma and SpinCo entered into an agreement and plan of merger and reorganization (the “Merger Agreement”) with TenX Keane Acquisition, a Cayman Islands exempted company (“TenX”), and TenX Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of TenX (“Merger Sub”). On August 12, 2024, pursuant to the terms and conditions of the Merger Agreement, Merger Sub merged with and into SpinCo, with SpinCo surviving as a wholly owned subsidiary of TenX (the “Merger”). Prior to closing of the Merger (the “Closing”), TenX migrated to and domesticated as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and the Cayman Islands Companies Act (As Revised) (the “Domestication”). As part of the Domestication, TenX changed its name to “Citius Oncology, Inc.” (“Citius Oncology”) (Nasdaq: CTOR). Immediately after the closing of the Merger, Citius Pharma owned approximately 92.3% of the outstanding shares of common stock of Citius Oncology.

Since its inception, Citius Pharma has funded SpinCo and continues to fund Citius Oncology, and Citius Pharma and Citius Oncology are party to an amended and restated shared services agreement, which governs certain management and scientific services that Citius Pharma provides Citius Oncology.

LYMPHIR (denileukin diftitox-cdxl)

In September 2021, the Company announced that it had entered into an asset purchase agreement with Dr. Reddy’s to acquire its exclusive license of E7777 (denileukin diftitox). E7777, an engineered IL-2-diphtheria toxin fusion protein, is an improved formulation of oncology agent, ONTAK®, which was previously approved by the FDA for the treatment of patients with persistent or recurrent CTCL. Dr. Reddy’s had previously exclusively licensed E7777 in select markets from Eisai and as part of the transaction, Eisai entered into a license agreement whereby Eisai assigned all of its rights to E7777 to Citius Pharma. Citius Pharma renamed E7777 as I/ONTAK and also obtained the trade name LYMPHIR for the product. Denileukin diftitox is referred to in this report as E7777, I/ONTAK or LYMPHIR, depending on the period of time and context that is being discussed. In April of 2022 LYMPHIR was assigned to Citius Oncology.

LYMPHIR is recombinant DNA-derived fusion protein designed to direct the cytocidal action of diphtheria toxin (“DT”) to cells which express the IL-2 receptor. After uptake into the cell, the DT fragment is cleaved and the free DT fragments inhibit protein synthesis, resulting in cell death. Consequently, LYMPHIR’s differentiated mechanism of action supports two therapeutic effects: (i) killing tumors by binding to IL-2 receptors to deliver diphtheria toxin directly to the tumor cells, and (ii) depleting immunosuppressive regulatory T lymphocytes (Tregs) to enhance antitumor activity.

Patient enrollment for the Phase 3 Pivotal study of E7777 was completed in December 2021. In April 2022, we reported that the topline results from the Phase 3 trial were consistent with the prior formulation. Moreover, no new safety signals were identified. In September 2022, we filed a biologics license application (“BLA”) with the FDA for E7777. In December 2022, we announced that the FDA had accepted the BLA. On July 29, 2023, we received a complete response letter from the FDA regarding the BLA seeking approval for LYMPHIR. The FDA has required that we incorporate enhanced product testing, and additional controls agreed to with the FDA during the market application review. The FDA raised no concerns relating to the safety and efficacy clinical data package.

On September 8, 2023, we announced that the FDA agreed with our plans to address the requirements outlined in the complete response letter. The guidance from the FDA provided a path for completing the necessary activities to support the resubmission of the BLA. No additional clinical efficacy or safety trials were requested by the FDA for the resubmission. Based on the feedback from the FDA, on February 13, 2024, we filed the BLA resubmission package with the FDA. The FDA has assigned a PDUFA goal date of August 13, 2024, and approved LYMPHIR on August 8, 2024.

Mino-Lok®

Mino-Lok is a patented solution containing minocycline, disodium ethylenediaminetetraacetic acid (edetate), and ethyl alcohol, all of which act synergistically to treat and salvage infected central venous catheters (“CVCs”) in patients with catheter related bloodstream infections. Mino-Lok breaks down biofilm barriers formed by bacterial colonies, eradicates the bacteria, and provides anti-clotting properties to maintain patency in CVCs.

The administration of Mino-Lok consists of filling the lumen of the catheter with 0.8 ml to 2.0 ml of Mino-Lok solution. The catheter is then “locked”, meaning that the solution remains in the catheter without flowing into the vein. The lock is maintained for a dwell-time of two hours while the catheter is not in use. If the catheter has multiple lumens, all lumens may be locked with the Mino-Lok solution either simultaneously or sequentially. If patients are receiving continuous infusion therapy, the catheters alternate between being locked with the Mino-Lok solution and delivering therapy. The Mino-Lok therapy is two hours per day for at least five days, usually with two additional locks in the subsequent two weeks. After locking the catheter for two hours, the Mino-Lok solution is aspirated, and the catheter is flushed with normal saline. At that time, either the infusion will be continued, or will be locked with the standard-of-care lock solution until further use of the catheter is required. In a clinical study conducted by MD Anderson Cancer Center (“MDACC”), there were no serum levels of either minocycline or edetate detected in the sera of several patients who underwent daily catheter lock solution with minocycline and edetate at the concentration level proposed in Mino-Lok treatment. Thus, it has been demonstrated that the amount of either minocycline or edetate that leaks into the serum is very low or none at all.

The Company’s Phase 3 trial for Mino-Lok used a primary efficacy endpoint of “time to catheter failure” in comparing Mino-Lok to an antibiotic lock control arm. The required patient sample size of the trial was approximately 144 available subjects to achieve the pre-specified 92 catheter failure events needed to conclude the trial. The primary endpoints require that the time to catheter failure be at least 38 days for Mino-Lok versus 21 days for the standard of care antibiotic locks.

In October 2019, the Company announced that the Phase 3 trial had reached the 40% completion triggering an interim futility analysis by the data monitoring committee (the “DMC”). The DMC is an independent panel of experts that review progress regarding the safety and efficacy of drugs in clinical trials, and to determine if the trial may be futile in achieving its endpoints or if the trial should be modified in any way.

In December 2019, the DMC convened and recommended that the trial continue with no changes because the analysis showed a positive outcome, as it met the prespecified interim futility analysis criteria.

In June 2020, we announced that we had received positive feedback from the FDA on our proposed catheter compatibility studies for Mino-Lok. The studies, if and when successfully completed, should allow Mino-Lok to be labeled for use with all commercially available CVCs and peripherally inserted central catheters on the U.S. market. We further assume that these studies will meet European and world standards. The ability to be labeled without restrictions with respect to catheter type would allow Mino-Lok unrestricted access to the full U.S. and world markets for an effective antibiotic lock therapy for central line associated blood stream infections.

In September 2020, we announced that another DMC meeting was held to review the data being generated and analyzed in the Mino-Lok Phase 3 trial based on progress to date, and to make recommendations to us as to any action that may be necessary regarding the study. After reviewing these data, the DMC members stated that they did not find any safety signals; and they also recommended continuing the trial without any modifications. The DMC further conducted an ad hoc meeting and agreed with the Company that a 75% interim analysis be conducted as planned in which superior efficacy is evaluated. The 75% interim analysis was subsequently changed to a 65% interim analysis by the Company.

The 65% interim analysis was completed in June 2021. In July 2021, the Company announced that following an unblinded data review of safety and efficacy, the independent DMC for the trial recommended proceeding with the trial as planned. The DMC did not identify any safety concerns and no modifications were recommended to the protocol-defined sample size or power to achieve the primary endpoint.

In August 2023, the Company announced all 92 events required to complete the trial had been achieved.

In late December 2023, the Company determined that patient enrollment for the Mino-Lok trial was complete and that it would begin site shutdown activities. The trial was completed with 241 patients enrolled and 109 catheter failure events observed.

In May 2024, the Company announced positive topline results of the trial. The study met its primary endpoint with a statistically significant improvement in the time to failure event in patients receiving Mino-Lok compared to Control arm patients receiving clinician-directed anti-infective lock solution. The data demonstrates that Mino-Lok is well-tolerated.

In November 2024, the Company held a Type C meeting with the FDA to discuss the results of the Phase 3 study and to obtain the FDA’s view on development plans for Mino-Lok. The FDA provided clear, constructive, and actionable guidance during the discussion, underscoring a pathway to support a future New Drug Application (“NDA”) submission for Mino-Lok.

Halo-Lido

Halo-Lido is a topical formulation of halobetasol propionate, a corticosteroid, and lidocaine that is intended for the treatment of hemorrhoids. To our knowledge, there are currently no FDA-approved prescription drug products for the treatment of hemorrhoids. Some physicians are known to prescribe topical steroids for the treatment of hemorrhoids. In addition, there are various topical combination prescription products containing halobetasol propionate along with lidocaine or pramoxine, each a topical anesthetic, which are prescribed by physicians for the treatment of hemorrhoids. These products contain drugs that were in use prior to the start of the Drug Efficacy Study Implementation (“DESI”) program and are commonly referred to as DESI drugs. However, none of these single-agent or combination prescription products have been clinically evaluated for safety and efficacy and approved by the FDA for the treatment of hemorrhoids. Further, many hemorrhoid patients use over the counter (“OTC”) products as their first line therapy. OTC products contain any one of several active ingredients including glycerin, phenylephrine, pramoxine, white petrolatum, shark liver oil and/or witch hazel, for symptomatic relief.

In April 2022, we initiated a multi-center, randomized, dose-ranging, double-blind, parallel group comparison Phase 2b clinical trial. Approximately 300 adults with a clinical diagnosis of symptomatic hemorrhoids were enrolled in the trial. The study assessed a high dose (CITI-002H) and low dose (CITI-002L) formulation of the combination drug products in comparison to the single active drug monads: high dose halobetasol, low dose halobetasol and lidocaine. In April 2023, we reported that the last patient had been enrolled in the trial.

In June 2023, we announced positive results from the Phase 2b study of Halo-Lido for the treatment of hemorrhoids. Treatment effect on hemorrhoidal symptoms was analyzed using the meaningful change threshold (“MCT”). At the end of the seven-day treatment period, 42% of the patients in the high dose CITI-002 (CITI-002H) group reached MCT compared to patients treated with high dose halobetasol alone (29%) or patients treated with lidocaine alone (21%). Moreover, proportionally more patients in the CITI-002H cohort reported meaningful and statistically significant improvement as compared to patients treated with lidocaine alone (CMH test, p = 0.035).

We additionally assessed clinical treatment efficacy outcomes during seven-day treatment and seven-day follow-up periods using an analysis of covariance, which analyzed changes from baseline. Substantial improvements were seen across all active treatment groups. Although no statistical significance was determined in the changes between the comparison groups, directionally the data signaled that the combination products provided faster relief compared to individual monads, and the relief persisted after completing treatment.

In addition, results from the study indicated that there were no material clinical safety concerns across the five active treatment groups during the seven-day treatment or follow-up periods. There were no serious adverse events reported.

Data from the Phase 2b trial confirmed that the HQLI is appropriate to measure patient-reported changes in hemorrhoidal symptoms. Consequently, Citius Pharma believes the instrument can be used in future Phase 3 trial development. Citius Pharma is actively pursuing intellectual property protections for its groundbreaking work in developing the fit for purpose PRO instrument and has filed patent applications on its CITI-002 formulations.

Based on the positive clinical results utilizing the Meaningful Change Threshold analysis, Citius Pharma had a Phase 2 meeting with the FDA in April 2024 to discuss the go-forward path for the program.

NoveCite

In October 2020, we, through our subsidiary, NoveCite, Inc. (“NoveCite”), signed an exclusive agreement with Novellus Therapeutics Limited (“Novellus”) to license iPSC-derived mesenchymal stem cells (“iMSCs”). Under this worldwide exclusive license, we are focused on developing cellular therapies. Specifically, we are seeking to develop and commercialize the NoveCite mesenchymal stem cells (“NC-iMSCs”) to treat acute respiratory conditions with a near term focus on ARDS.

NC-iMSCs are the next generation mesenchymal stem cell therapy. We believe them to be differentiated and superior to donor-derived MSCs. Human donor-derived MSCs are sourced from human bone marrow, adipose tissue, placenta, umbilical tissue, etc. and have significant challenges (e.g., variable donor and tissue sources, limited supply, low potency, inefficient and expensive manufacturing). NC-iMSCs overcome these challenges because they:

●	Are more potent and secrete exponentially higher levels of immunomodulatory proteins;

●	Have practically unlimited supply for high doses and repeat doses;

●	Are from a single donor and clonal so they are economically produced at scale with consistent quality and potency, as well as being footprint free (compared to viral reprogramming methods); and

●	Have a significantly higher expansion capability.

Several cell therapy companies using donor-derived MSC therapies in treating ARDS have demonstrated that MSCs reduce inflammation, enhance clearance of pathogens and stimulate tissue repair in the lungs. Almost all these positive results are from early clinical trials or under the FDA’s emergency authorization program.

In December 2020, the Company announced interim data from a proof-of-concept (“POC”) large animal study of its proprietary NC-iMSC therapy. The available results of NC-iMSC therapy in the study show improvement in critical parameters, such as improved oxygenation, less systemic shock, and reduced lung injury, compared to the control group. The study was conducted in a widely accepted large animal model.

In the third quarter of 2021, the Company completed the characterization and expansion of its NC-iMSC accession cell bank (ACB) at Waisman Biomanufacturing at the University of Wisconsin-Madison to create a cGMP master cell bank (MCB).

In July 2021, Novellus was acquired by Brooklyn ImmunoTherapeutics, Inc. (“Brooklyn”). Pursuant to this transaction, the NoveCite license was assumed by Brooklyn with all of the original terms and conditions in the exclusive license agreement. In October 2022, Brooklyn changed its name to Eterna Therapeutics Inc.

Corporate History and Information

The Company was founded as Citius Pharmaceuticals, LLC, a Massachusetts limited liability company, on January 23, 2007. On September 12, 2014, Citius Pharmaceuticals, LLC entered into a Share Exchange and Reorganization Agreement, with Citius Pharma (formerly Trail One, Inc.), a publicly traded company incorporated under the laws of the State of Nevada. Citius Pharmaceuticals, LLC became a wholly-owned subsidiary of Citius Pharma. On March 30, 2016, Citius Pharma acquired Leonard-Meron Biosciences, Inc. (“LMB”) as a wholly-owned subsidiary. LMB was a pharmaceutical company focused on the development and commercialization of critical care products with a concentration on anti-infectives. On September 11, 2020, we formed NoveCite, a Delaware corporation, of which we own 75% of the issued and outstanding capital stock. NoveCite is focused on the development and commercialization of its proprietary mesenchymal stem cells for the treatment of acute respiratory disease syndrome. On August 23, 2021, we formed Citius Oncology, Inc. (formerly Citius Acquisition Corp.) as a wholly-owned subsidiary in conjunction with the acquisition of LYMPHIR, which began operations in April 2022. Immediately after the closing of the Merger of Citius Oncology in August 2024, Citius Pharma owned approximately 92.3% of the outstanding shares of common stock of Citius Oncology.

Our principal executive offices are located at 11 Commerce Drive, First Floor, Cranford, New Jersey 07016, and our telephone number is (908) 967-6677.

OFFERING SUMMARY

Common stock offered	743,496 shares.

Common Warrants offered

Each share of our common stock is being sold together with a Common Warrant to purchase one share of our common stock. Each Common Warrant is exercisable at an exercise price of $3.91 per share. The Common Warrants are exercisable immediately and will expire five years from the initial exercise date. This offering also relates to the shares of common stock issuable upon exercise of the Common Warrants sold in this offering.

Placement Agent Warrants

We will also issue Placement Agent Warrants to purchase up to 52,045 shares of common stock to the placement agent (or its designees) as part of the compensation payable to the placement agent in connection with this offering. The Placement Agent Warrants will be substantially similar to the Common Warrants except the Placement Agent Warrants will have an exercise price of $5.0438 and will expire five years from the commencement of sales in this offering. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of such Placement Agent Warrants. Please refer to “Plan of Distribution” for additional information with respect to the Placement Agent Warrants.

Offering price	$4.035 per share of common stock and accompanying Common Warrant.

Common stock to be outstanding immediately after this offering(1)	8,593,389 shares (assuming no exercise of the Common Warrants or Placement Agent Warrants).

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $2,665,000, after deducting placement agent fees and commissions and estimated offering expenses payable by us.   We intend to use the net proceeds of this offering for general corporate purposes, including pre-clinical and clinical development of our product candidates and working capital and capital expenditures. See the section of this prospectus supplement titled “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Risk factors

See “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 4 of the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and accompanying prospectus, to read about factors you should consider before investing in our securities.

Nasdaq Capital Market symbol	Our common stock is listed on Nasdaq under the symbol “CTXR”. We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Common Warrants will be extremely limited.

(1)	The number of shares of common stock outstanding is based on 7,247,243 shares outstanding as of September 30, 2024, plus 480,000 shares issued in our November 18, 2024 registered direct offering, plus 122,650 shares recently sold under our previously disclosed “at-the-market” equity offering, as adjusted for the Reverse Stock Split, and excludes:

●	warrants exercisable for 2,945,337 shares of our common stock;

●	options to purchase an aggregate of 18,484 shares of our common stock issued to our employees, directors and consultants under our 2014 Stock Incentive Plan (the “2014 Plan”);

●	options to purchase an aggregate of 67,200 shares of our common stock issued to our employees, directors and consultants under our 2018 Omnibus Stock Incentive Plan (the “2018 Plan”);

●	options to purchase an aggregate of 66,000 shares of our common stock issued to our employees, directors and consultants under our 2020 Omnibus Stock Incentive Plan (the “2020 Plan”);

●	options to purchase an aggregate of 330,000 shares of our common stock issued to our employees, directors and consultants under our 2021 Omnibus Stock Incentive Plan (the “2021 Plan”);

●	options to purchase an aggregate of 174,400 shares of our common stock issued to our employees, directors and consultants under our 2023 Omnibus Stock Incentive Plan (the “2023 Plan”); and

●	303,000 shares of common stock available for future grants under our 2023 Plan.

Unless otherwise indicated, all information in this prospectus supplement reflects or assumes no exercises of any outstanding stock options or warrants and no exercise of the Common Warrants or Placement Agent Warrants after September 30, 2024.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus supplement, the accompany prospectus and in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus before you decide to purchase securities pursuant to this prospectus supplement. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024. Any of the risks and uncertainties set forth in that report, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus supplement or the accompanying prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our securities offered by this prospectus supplement. As a result, you could lose all or part of your investment.

Risks Related to This Offering

Our independent registered public accounting firm’s report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

As of September 30, 2024, we estimated that we have sufficient capital to continue our operations through February 2025. You should not rely on our consolidated balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to stockholders, in the event of liquidation.

The Company has generated no operating revenue to date and has principally raised capital through the issuance of debt and equity instruments to finance its operations. However, the Company’s continued operations beyond February 2025, including its commercialization of LYMPHIR (through Citius Oncology), its development plans for Mino-Lok, Halo-Lido, and NoveCite, will depend on its ability to successfully launch LYMPHIR and/or obtain regulatory approval to market Mino-Lok and generate substantial revenue from the sale of LYMPHIR and/or Mino-Lok and on its ability to raise additional capital through various potential sources, such as equity and/or debt financings, strategic relationships, or out-licensing of its product candidates. However, the Company can provide no assurances on the approval, commercialization, or future sales of LYMPHIR and/or Mino-Lok or that financing or strategic relationships will be available on acceptable terms, or at all. If the Company is unable to raise sufficient capital, find strategic partners or generate substantial revenue from the sale of LYMPHIR (through Citius Oncology) and/or Mino-Lok, there would be a material adverse effect on its business. Further, the Company expects in the future to incur additional expenses as it continues to develop its product candidates, including seeking regulatory approval, and protecting its intellectual property.

The trading price of our common stock has been, and is likely to continue to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control.

As adjusted for the Reverse Stock Split, since January 1, 2023 through the date of this prospectus supplement, the closing price for our common stock has varied between a high of $42.75 on April 17, 2023, and a low of $2.44 on December 17, 2024. As a result of fluctuations in the price of our common stock, you may be unable to sell your shares at or above the price you paid for them. The market price of our common stock is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market, industry and other factors, including the risk factors described under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, which is incorporated by reference in this prospectus supplement and the accompanying prospectus in its entirety. The market price of our common stock may also be dependent upon the valuations and recommendations of the analysts who cover our business. If the results of our business do not meet these analysts’ forecasts, the expectations of investors or the financial guidance we provide to investors in any period, the market price of our common stock could decline.

In addition, the stock markets in general, and the markets for biotechnology stocks in particular, have experienced significant volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and, consequently, adversely affect the price at which you could sell the shares that you purchase in this offering. In the past, following periods of volatility in the market or significant price declines, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

We may be required to raise additional financing by issuing new securities with terms or rights superior to those of our existing securityholders, which could adversely affect the market price of shares of our common stock and our business.

We may be required to raise additional financing to fund future operations, including our research and development activities and any possible sales and marketing activities. We may not be able to obtain financing on a timely basis or on favorable terms, if at all. If we raise additional funds by issuing equity securities, the percentage ownership of our current stockholders will be reduced, and the holders of the new equity securities may have rights superior to those of our existing securityholders, which could adversely affect the market price of our common stock and the voting power of shares of our common stock. If we raise additional funds by issuing debt securities, the holders of those debt securities would similarly have some rights senior to those of our existing securityholders, and the terms of those debt securities could impose restrictions on our operations and create a significant interest expense for us which could have a materially adverse effect on our business.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The offering price per share of our common stock being offered is substantially higher than the net tangible book value per share of our outstanding common stock, and accordingly investors in this offering will experience immediate and substantial dilution. Based on an offering price of $4.035 per share of our common stock and accompanying Common Warrant, if you purchase securities in this offering you will experience immediate dilution of approximately $6.404 per share, representing the difference between our net tangible book value per share as of September 30, 2024 and the as adjusted net tangible book value per share after giving effect to this offering. See “Dilution” on page S-12 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

Issuances of shares of our common stock or securities convertible into or exercisable for shares of our common stock following this offering, as well as the exercise of outstanding options and warrants, may dilute your ownership interests and may adversely affect the future market price of our common stock.

The issuance of additional shares of our common stock or securities convertible into or exchangeable for our common stock could be dilutive to stockholders if they do not invest in future offerings. We intend to use the net proceeds from this offering for general corporate purposes, including pre-clinical and clinical development of our product candidates and working capital and capital expenditures. We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements, which may cause your ownership interest to be diluted.

In addition, we have a substantial number of options and warrants to purchase shares of our common stock outstanding. If these securities are converted or exercised, you may incur further dilution. Moreover, to the extent that we issue in the future more options or warrants to purchase shares of our common stock, or other securities convertible into or exchangeable for shares of our common stock such as convertible notes or convertible preferred stock, and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

We do not intend to apply for any listing of the Common Warrants on any exchange or nationally recognized trading system, and we do not expect a market to develop for the Common Warrants.

We do not intend to apply for any listing of the Common Warrants on the Nasdaq Capital Market or any other securities exchange or nationally recognized trading system, and we do not expect a market to develop for the Common Warrants. Without an active market, the liquidity of the Common Warrants will be limited. Further, the existence of the Common Warrants may act to reduce both the trading volume and the trading price of our common stock.

The Common Warrants are speculative in nature and may not have any value.

The Common Warrants are exercisable immediately and will expire five (5) years from the initial exercise date, and during that time the holders of the Common Warrants may exercise their right to acquire our common stock and pay an exercise price of $3.91 per share. There can be no assurance that the market price of our common stock will ever equal or exceed the exercise price of the Common Warrants, and consequently, whether it will ever be profitable for holders of the Common Warrants to exercise the Common Warrants. On the expiration date of the Common Warrants, any Common Warrants outstanding and unexercised will be automatically exercised via cashless exercise as provided therein. In such event, we will not receive any cash proceeds.

Except as provided in the Common Warrants, holders of Common Warrants purchased in this offering will have no rights as stockholders of common stock until such holders exercise their Common Warrants and acquire our common stock.

Except as provided therein, the Common Warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price, and in the case of the Common Warrants, for a limited period of time. Beginning immediately after issuance and expiring five (5) years from the initial exercise date, a holder of a Common Warrant may exercise the Common Warrant and pay an exercise price equal to $3.91 per share. Upon any exercise of the Common Warrants, the holders thereof will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the exercise date.

A substantial number of shares of our common stock may be sold in this offering, which could cause the price of our common stock to decline.

In this offering we are selling 743,496 shares of common stock, assuming no exercise of the Common Warrants or Placement Agent Warrants, which represents 9.6% of our outstanding common stock as of September 30, 2024. In addition, the investors in this offering will receive Common Warrants to purchase up to 743,496 shares of common stock which represent 100% of the number of shares purchased in this offering and the placement agent will receive warrants to purchase up to 52,045 shares of common stock. This sale and any future sales of a substantial number of shares of our securities in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock on the Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-11 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

USE OF PROCEEDS

We estimate that the net proceeds from the offering will be approximately $2,665,000, after deducting placement agent fees and commissions and estimated offering expenses payable by us, excluding the proceeds, if any, from the exercise of the Common Warrants and Placement Agent Warrants issued in this offering.

We intend to use the net proceeds from the sale of our securities by us under this prospectus supplement for general corporate purposes, including pre-clinical and clinical development of our product candidates and working capital and capital expenditures.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will retain broad discretion over the allocation of the net proceeds of this offering. Pending the uses described above, we plan to invest the net proceeds from this offering in corporate savings accounts with top tier commercial banks, short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared dividends on our equity securities, and currently do not plan to declare dividends on shares of our common stock in the foreseeable future. We expect to retain our future earnings, if any, for use in the development, operation and expansion of our business. The payment of cash dividends in the future, if any, will be at the discretion of our Board of Directors and will depend upon such factors as earnings levels, capital requirements, our overall financial condition and any other factors deemed relevant by our Board of Directors.

DILUTION

If you purchase securities in this offering, you will experience dilution to the extent of the difference between the offering price per share of common stock and accompanying Common Warrant and the as adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value on September 30, 2024 was $(21,594,157) or $(2.98) per share of our common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale in this offering of 743,496 shares of common stock and accompanying Common Warrants offered by this prospectus supplement (at a combined public offering price of $4.035 per share of Common Stock and accompanying Common Warrant), and after deducting the commissions and estimated offering expenses payable by us, and assuming no exercise of the Common Warrants or Placement Agent Warrants, our as adjusted net tangible book value as of September 30, 2024, would have been approximately $(18,929,151) or approximately $(2.369) per share. This represents an immediate increase in net tangible book value of $0.611 per share to existing stockholders and immediate dilution in net tangible book value of $6.404 per share to new investors purchasing our securities in this offering at the offering price per share and accompanying Common Warrant of $4.035. The following table illustrates this dilution on a per share basis:

Public offering price per share and accompanying Common Warrant		$4.035

Net tangible book value per common share as of September 30, 2024	$(2.98)
Increase in net tangible book value per share attributable to new investors purchasing our securities in this offering	$0.611
As adjusted net tangible book value per share as of September 30, 2024, after giving effect to the offering		$(2.369)

Dilution in net tangible book value per share to new investors purchasing our securities in this offering		$6.404

The number of shares of common stock outstanding is based on 7,247,243 shares outstanding as of September 30, 2024, as adjusted for the Reverse Stock Split, and excludes:

●	warrants exercisable for 2,945,337 shares of our common stock;

●	options to purchase an aggregate of 18,484 shares of our common stock issued to our employees, directors and consultants under our 2014 Stock Incentive Plan (the “2014 Plan”);

●	options to purchase an aggregate of 67,200 shares of our common stock issued to our employees, directors and consultants under our 2018 Omnibus Stock Incentive Plan (the “2018 Plan”);

●	options to purchase an aggregate of 66,000 shares of our common stock issued to our employees, directors and consultants under our 2020 Omnibus Stock Incentive Plan (the “2020 Plan”);

●	options to purchase an aggregate of 330,000 shares of our common stock issued to our employees, directors and consultants under our 2021 Omnibus Stock Incentive Plan (the “2021 Plan”);

●	options to purchase an aggregate of 174,400 shares of our common stock issued to our employees, directors and consultants under our 2023 Omnibus Stock Incentive Plan (the “2023 Plan”); and

●	303,000 shares of common stock available for future grants under our 2023 Plan.

The above illustration of dilution per share to the investors participating in this offering assumes no exercise of outstanding options to purchase our common stock or other warrants to purchase shares of our common stock that will be outstanding after this offering, including the Common Warrants or the Placement Agent Warrants issued as compensation to the placement agent for this offering, or other potentially dilutive securities. The exercise of outstanding options and warrants that will be outstanding after this offering having an exercise price less than the offering price will increase dilution to the new investors.

DESCRIPTION OF SECURITIES THAT WE ARE OFFERING

We are offering shares of our common stock and Common Warrants under this prospectus supplement and the accompanying prospectus. The following description of our common stock and Common Warrants summarizes the material terms and provisions thereof.

Common Stock

See “Description of Our Capital Stock - Common Stock” beginning on page 8 of the accompanying prospectus.

Common Warrants

The following summary of certain terms and provisions of the Common Warrants that are being offered hereby is not complete and is subject to the provisions of the Common Warrant, the form of which will be filed as an exhibit to our Current Report on Form 8-K related to this offering. The Placement Agent Warrants to purchase up to 52,045 shares of common stock have an exercise price of $5.0438 per share, expire five years from the commencement of sales in the offering and otherwise have the same terms as the Common Warrants. Prospective investors should carefully review the terms and provisions of the form of Common Warrant for a complete description of the terms and conditions thereof.

Duration and Exercise Price. Each Common Warrant offered hereby has an initial exercise price per share equal to $3.91. The Common Warrants are exercisable immediately and will expire five (5) years from the initial exercise date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Common Warrants will be issued in certificated form only.

Exercisability. The Common Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Purchasers of the Common Warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the Common Warrants at closing to have their Common Warrants exercised immediately upon issuance and receive shares of common stock underlying the Common Warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the Common Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock (or, at the election of the purchaser, 9.99%). No fractional shares of common stock will be issued in connection with the exercise of a Common Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise. If the registration statement to which this prospectus is a part is not effective at the time of exercise or if the prospectus is not available for the issuance of shares of common stock to the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon exercise of a Common Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Common Warrants. Additionally, on the expiration date of the Common Warrants, any Common Warrants outstanding and unexercised will be automatically exercised via cashless exercise as provided therein. In such event, we will not receive any cash proceeds.

Transferability. Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Common Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Common Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Common Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding common stock, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Common Warrants have the right to require us or a successor entity to redeem the Common Warrants for cash in the amount of the Black-Scholes Value (as defined in each Common Warrant) of the unexercised portion of the Common Warrants. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Common Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter agreement dated April 10, 2024, as amended on November 15, 2024, we have engaged H.C. Wainwright & Co., LLC, referred to herein as Wainwright or the placement agent, to act as our exclusive placement agent in connection with this offering. Under the terms of the engagement letter, Wainwright is not purchasing the securities offered by us in this offering, and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best efforts basis. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and prospective investors. Under the terms of the engagement letter, Wainwright has no authority to bind us. Wainwright may engage sub-agents or selected dealers to assist with this offering. We might not sell the entire amount of our shares of common stock offered pursuant to this prospectus supplement.

The placement agent proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more institutional or accredited investors through securities purchase agreements directly between the purchasers and us. We will only sell to such investors who have entered into the securities purchase agreement with us.

Delivery of the securities offered hereby is expected to take place on or about January 8, 2025, subject to satisfaction of customary closing conditions.

Fees and Expenses

We have agreed to pay the placement agent a cash fee equal to approximately $210,000. The following table shows the per share and total cash fees we will pay to the placement agent in connection with the sale of our securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby.

	Per Share and Accompanying Common Warrant	Total
Combined Offering Price	$4.035	$3,000,006.36
Placement agent fees(1)	$0.28245	$210,000.45
Proceeds to us (before expenses)(2)	$3.75255	$2,790,005.91

Upon the closing of this offering, we will pay Wainwright a cash transaction fee equal to 7.0% of the aggregate gross proceeds to us from the sale of the securities in the offering. We have also agreed to reimburse the placement agent up to $50,000 for expenses of legal counsel, $35,000 for non-accountable expenses and clearing expenses of $15,950. We estimate the total expenses of this offering, which will be payable by us, excluding the placement agent fees and expenses, will be approximately $125,000.

In addition, we have agreed to issue the placement agent, or its designees, Placement Agent Warrants to purchase up to 52,045 shares of common stock at an exercise price of $5.0438 per share, which will be exercisable immediately and will expire five (5) years from the commencement of sales in this offering. The Placement Agent Warrants and the shares of common stock issuable upon exercise of the Placement Agent Warrants are being registered hereby.

The securities purchase agreement that we entered into with the investors prohibits, with certain limited exceptions, us: (i) for 30 days following the closing date from issuing any shares of common stock or Common Stock Equivalents (as defined in the securities purchase agreement) or filing any registration statement, and (ii) for one year following the closing date from issuing any shares of common stock or Common Stock Equivalents in a Variable Rate Transaction (as defined in the securities purchase agreement), subject to certain exceptions.

We have granted the placement agent a 12-month right of first refusal to act as our exclusive underwriter, placement agent or financial advisor for any further capital raising transactions undertaken by us and for any acquisition or disposition of assets or any merger or other business combination or any financing or refinancing of debt, subject to certain exceptions.

In the event that any investor whom the placement agent had contacted during the term of its engagement or introduced to the Company during the term of our engagement of the placement agent provides any capital to us, in a public or private offering or other financing or capital-raising transaction of any kind, within the 12 months following the expiration or termination of the engagement of the placement agent, we shall pay the placement agent the cash and warrant compensation provided above, calculated in the same manner.

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under its engagement letter, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; or (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

From time to time, the placement agent or its affiliates may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services. The placement agent acted as our exclusive placement agent in connection with a registered direct offerings we consummated in May 2023, April 2024 and November 2024, as well as an “at-the-market” equity offering we initiated in August 2024, and received compensation in connection with each such offering. Except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Transfer Agent

The transfer agent of our common stock is VStock Transfer. Their address is 18 Lafayette Place, Woodmere, NY 11598.

Nasdaq Capital Market Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “CTXR”.

LEGAL MATTERS

The validity of the shares of common stock and the common stock underlying the Common Warrants being offered hereby has been passed upon by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel for H.C. Wainwright & Co., LLC in this offering.

EXPERTS

The financial statements of Citius Pharmaceuticals, Inc. appearing in its Annual Report on Form 10-K for the fiscal year ended September 30, 2024, have been incorporated herein by reference in reliance on the report of Wolf & Company, P.C., independent registered public accounting firm, given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus supplement. This prospectus supplement does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement. We will provide this information upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o Citius Pharmaceuticals, Inc., at our office located at 11 Commerce Drive, 1st Floor, Cranford, NJ 07016.

We are required to file annual and quarterly reports, current reports, proxy statements and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.citiuspharma.com as soon as reasonably practicable after filing such documents with the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus. You can also read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus supplement. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and reference is made to the actual documents for complete information. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find Additional Information.” The documents we are incorporating by reference into this prospectus supplement are:

●	the description of our common stock contained in our Registration Statement on Form 8-A, filed on July 28, 2017, including any amendments thereto or reports filed for the purposes of updating this description, including the description of our common stock contained in Exhibit 4.22 to the Annual Report on Form 10-K for the year ended September 30, 2024;

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the SEC pursuant to Section 13 of the Exchange Act on December 27, 2024; and

●	our Current Reports on Form 8-K, filed with the SEC pursuant to Section 13 of the Exchange Act November 12, 2024, November 13, 2024, November 18, 2024, November 25, 2024, November 26, 2024, December 20, 2024 and January 7, 2025.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement, provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC.

Any statement contained in this prospectus supplement and the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Citius Pharmaceuticals, Inc., Attention: Secretary, 11 Commerce Drive, 1st Floor, Cranford, New Jersey 07016, (908) 967-6677.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Prospectus

$250,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units and/or
Rights

We may offer and sell from time to time up to $250,000,000 of our shares of common stock, shares of preferred stock, debt securities, warrants, rights to purchase common stock, preferred stock, debt securities or units, in one or more offerings in amounts, at prices and on terms that we will determine at the time of offering.

This prospectus provides you with a description of our securities and a general description of the other securities we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus to the extent required. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement, together with additional information described in “Where You Can Find Additional Information” and “Incorporation of Documents by Reference”, before you invest in our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, to read about factors you should consider before investing in our securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CTXR”. The last reported sale price of our common stock on February 20, 2024 was $0.75 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process or continuous offering process. By using a shelf registration statement, we may from time to time, offer shares of our common stock, shares of our preferred stock, debt securities, warrants for such securities, rights to purchase common stock, preferred stock, debt securities or units, and units that include any of these securities, in one or more offerings, up to a total dollar amount of $250,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

We may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. See “Plan of Distribution” on page 6. A prospectus supplement (or pricing supplement), which we will provide to you each time we offer securities using this registration statement, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with any applicable prospectus supplements and the documents incorporated by reference into this prospectus or any prospectus supplement, will include material information relating to the offering. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein and therein by reference and the additional information under the heading “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein or therein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any prospectus supplement or any sale of a security.

To the extent there are inconsistencies between this prospectus, any prospectus supplement and any documents incorporated by reference, the document with the most recent date will control.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.

Unless the context otherwise requires, we use the terms “Citius”, “the Company”, “our company”, “we”, “us”, and “our” in this prospectus to refer to the consolidated operations of Citius Pharmaceuticals, Inc. and its consolidated subsidiaries as a whole.

We own or have rights to various U.S. federal trademark registrations and applications, and unregistered trademarks and servicemarks, including Mino-Lok® and LYMPHIRTM. All other trade names, trademarks and service marks appearing in this prospectus are the property of their respective owners. We have assumed that the reader understands that all such terms are source-indicating. Accordingly, such terms, when first mentioned in this prospectus, appear with the trade name, trademark or service mark notice and then throughout the remainder of this prospectus without trade name, trademark or service mark notices for convenience only and should not be construed as being used in a descriptive or generic sense.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this prospectus include, but are not limited to, statements about:

●	the cost, timing, and results of our pre-clinical and clinical trials;

●	our ability to raise funds for general corporate purposes and operations, including our pre-clinical and clinical trials;

●	our ability to apply for, obtain and maintain required regulatory approvals for our product candidates the commercial feasibility and success of our technology and our product candidates;

●	our ability to recruit qualified management and technical personnel to carry out our operations;

●	our ability to realize some or all of the benefits expected to result from the anticipated spinoff of Citius Oncology, Inc., or the delay of such benefits;

●	our ongoing businesses may be adversely affected and subject to certain risks and consequences as a result of the anticipated spinoff transaction; and

●	other factors discussed in “Risk Factors” and elsewhere in this prospectus or incorporated by reference herein.

In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus or incorporated by reference herein. Actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and the documents that we incorporate by reference in this prospectus and have filed with the SEC as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. The forward-looking statements in this prospectus or incorporated herein by reference represent our views as of the date of this prospectus or the document incorporated by reference herein. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The statements contained in this prospectus and the documents incorporated by reference into this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act.

This prospectus, the documents incorporated by reference into this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable. We are ultimately responsible for all disclosure included in this prospectus.

You should rely only on the information contained in this prospectus, as supplemented and amended. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus.

In addition, projections, assumptions, and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors”. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

THE COMPANY

Citius Pharmaceuticals, Inc., headquartered in Cranford, New Jersey, is a late-stage pharmaceutical company dedicated to the development and commercialization of first-in-class critical care products with a focus on oncology, anti-infectives in adjunct cancer care, unique prescription products and stem cell therapy. Our goal generally is to achieve leading market positions by providing therapeutic products that address unmet medical needs yet have a lower development risk than usually is associated with new chemical entities. New formulations of previously approved drugs with substantial existing safety and efficacy data are a core focus. We seek to reduce development and clinical risks associated with drug development, yet still focus on innovative applications. Our strategy centers on products that have intellectual property and regulatory exclusivity protection, while providing competitive advantages over other existing therapeutic approaches.

Since our inception, we have devoted substantially all of our efforts to business planning, acquiring our proprietary technology, research and development, recruiting management and technical staff, and raising capital. We are developing four proprietary product candidates: LYMPHIR, in-licensed in September 2021 (now owned by Citius Oncology), an engineered IL-2 diphtheria toxin fusion protein, for the treatment of patients with persistent or recurrent cutaneous T-cell lymphoma (“CTCL”); Mino-Lok, an antibiotic lock solution used to treat patients with catheter-related bloodstream infections by salvaging the infected catheter; Halo-Lido, a corticosteroid-lidocaine topical formulation that is intended to provide anti-inflammatory and anesthetic relief to persons suffering from hemorrhoids; and NoveCite, a mesenchymal stem cell therapy for the treatment of acute respiratory distress syndrome (ARDS). We believe these unique markets for our product candidates are large, growing and underserved by the current prescription products or procedures.

Corporate History and Information

We were founded as Citius Pharmaceuticals, LLC, a Massachusetts limited liability company, on January 23, 2007. On September 12, 2014, Citius Pharmaceuticals, LLC entered into a Share Exchange and Reorganization Agreement, with Citius Pharmaceuticals, Inc. (formerly Trail One, Inc.), a publicly traded company incorporated under the laws of the State of Nevada. Citius Pharmaceuticals, LLC became our wholly-owned subsidiary. On March 30, 2016, we acquired Leonard-Meron Biosciences, Inc. (“LMB”) as a wholly-owned subsidiary. LMB was a pharmaceutical company focused on the development and commercialization of critical care products with a concentration on anti-infectives. On September 11, 2020, we formed NoveCite, Inc. (“NoveCite”), a Delaware corporation, of which we own 75% of the issued and outstanding capital stock. NoveCite is focused on the development and commercialization of its proprietary mesenchymal stem cells for the treatment of ARDS.

On August 23, 2021, we formed Citius Oncology, Inc. (formerly Citius Acquisition Corp.) (“Citius Oncology”) as a wholly-owned subsidiary in conjunction with the acquisition of LYMPHIR, but Citius Oncology did not begin operations until April 2022, when we transferred the assets related to LYMPHIR to Citius Oncology, including the related license agreement with Eisai Co., Ltd. and the related asset purchase agreement with Dr. Reddy’s Laboratories SA, a subsidiary of Dr. Reddy’s Laboratories, Ltd. Since its inception, we have funded Citius Oncology, and we and Citius Oncology are party to a shared services agreement, which governs certain management and scientific services that we provide to Citius Oncology. In May 2022, we announced that we intend to spin off Citius Oncology as a separate publicly traded company, and in October 2023, we announced that we entered into an agreement on October 23, 2023, with publicly traded TenX Keane Acquisition for a proposed merger whereby TenX would acquire Citius Oncology as a wholly owned subsidiary.

Our principal executive offices are located at 11 Commerce Drive, First Floor, Cranford, New Jersey 07016 and our telephone number is (908) 967-6677.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described in “Risk Factors” in our most recently filed Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K that have been or will be incorporated by reference in this prospectus. The prospectus supplement relating to a particular offering of our securities may also discuss certain risks of investing in that offering. The risks set forth herein and in any prospectus supplement and incorporated herein and therein by reference are those which we believe are the material risks that we face. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered by us pursuant to this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities by us under this prospectus for general corporate purposes, including clinical trials, research and development expenses, and general and administrative expenses. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities by us. Pending the application of any net proceeds, we intend to invest the net proceeds generally in short-term, investment grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds and use of proceeds, if any, we will receive from the sale;

●	any public offering price;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities that may be offered.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

DESCRIPTION OF OUR CAPITAL STOCK

The following description summarizes the material terms of our capital stock as of the date of this prospectus. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and our Amended and Restated Bylaws (the “Bylaws”), and to the provisions of applicable Nevada law.

General

Our authorized capital stock consists of 400,000,000 shares of common stock, par value $0.001, of which 159,094,781 shares were issued and outstanding as of February 20, 2024, and 10,000,000 shares of preferred stock, none of which are issued and outstanding.

Our preferred stock and/or common stock may be issued from time to time without prior approval by our stockholders. Our preferred stock and/or common stock may be issued for such consideration as may be fixed from time to time by our Board of Directors.

Common Stock

We are authorized to issue 400,000,000 shares of common stock, $0.001 par value. Each share of common stock has one vote per share for all purposes. The holders of a majority of the shares entitled to vote, present in person or represented by proxy shall constitute a quorum at all meetings of our stockholders. Our common stock does not provide preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stockholders are not entitled to cumulative voting for election of the Board of Directors.

Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor as well as any distributions to the security holders. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock. Our Board of Directors is authorized to cause us to issue, from our authorized but unissued shares of preferred stock, one or more series of preferred stock, to establish from time to time the number of shares to be included in each such series, as well as to fix the designation and any preferences, conversion and other rights and limitations of such series. These rights and limitations may include voting powers, limitations as to dividends, and qualifications and terms and conditions of redemption of the shares of each such series.

Options

As of December 31, 2023, under our 2014 Stock Incentive Plan, 2018 Omnibus Stock Incentive Plan, 2020 Omnibus Stock Incentive Plan, 2021 Omnibus Stock Incentive Plan and 2023 Omnibus Stock Incentive Plan, we had outstanding options to purchase an aggregate of 17,390,171 shares of our common stock at a weighted average exercise price of $1.54 per share. Of these, an aggregate of 9,231,839 are exercisable. The remainder have vesting requirements. No more grants may be made under our 2014 Stock Incentive Plan, 2018 Omnibus Stock Incentive Plan, 2020 Omnibus Stock Incentive Plan, or 2021 Omnibus Stock Incentive Plan.

Warrants

As of December 31, 2023, we had outstanding warrants to purchase an aggregate of 50,704,847 shares of our common stock at a weighted average price of $1.50 per share, with a weighted average remaining life of 2.50 years.

Trading Market

The shares of our common stock are currently listed on the Nasdaq Capital Market under the symbol “CTXR.”

Transfer Agent

The transfer agent of our common stock is VStock Transfer. Their address is 18 Lafayette Place, Woodmere, NY 11598.

Nevada’s Anti-Takeover Law and Provisions of Our Articles of Incorporation and Bylaws

Acquisition of Controlling Interest Statutes. Nevada’s “acquisition of controlling interest” statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied certain voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These statutes provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. Our Articles of Incorporation and Bylaws currently contain no provisions relating to these statutes, and unless our Articles of Incorporation or Bylaws in effect on the tenth day after the acquisition of a controlling interest were to provide otherwise, these laws would apply to us if we were to (i) have 200 or more stockholders of record (at least 100 of which have addresses in the State of Nevada appearing on our stock ledger) and (ii) do business in the State of Nevada directly or through an affiliated corporation. As of February 12, 2024, we had 93 record stockholders and did not have 100 stockholders of record with Nevada addresses appearing on our stock ledger. If these laws were to apply to us, they might discourage companies or persons interested in acquiring a significant interest in or control of our Company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholders Statutes. Nevada’s “combinations with interested stockholders” statutes prohibit certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless (i) the corporation’s Board of Directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or (ii) the combination is approved by the Board of Directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval, certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (x) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (y) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder”. Subject to certain timing requirements set forth in the statutes, a corporation may elect not to be governed by these statutes. We have not included any such provision in our Articles of Incorporation.

The effect of these statutes may be to potentially discourage parties interested in taking control of our Company from doing so if it cannot obtain the approval of our Board of Directors.

Articles of Incorporation and Bylaws. Provisions of our Articles of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, these provisions include:

●	the authorization of 10,000,000 shares of “blank check” preferred stock, the rights, preferences and privileges of which may be established and shares of which may be issued by our Board of Directors at its discretion from time to time and without stockholder approval;

●	limiting the removal of directors by the stockholders;

●	allowing for the creation of a staggered Board of Directors;

●	eliminating the ability of stockholders to call a special meeting of stockholders; and

●	establishing advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted upon at stockholder meetings.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions as follows and will be filed, along with a form of warrant certificate, as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the exercise price for shares of our common stock or preferred stock and the number of shares of common stock or preferred stock to be received upon exercise of the warrants;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if warrant holders may not continuously exercise the warrants throughout that period, the specific date or dates on which the warrant holders may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or the common stock issuable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock or preferred stock will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	the redemption or call provisions, if any;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Each warrant will entitle the holder of the warrant to purchase for cash, or, if applicable, via net exercise, an amount of securities at the exercise price set forth in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void.

The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of any debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we may offer under a prospectus supplement may differ from the terms described below. For any debt securities that we offer, an indenture (and any relevant supplemental indenture), if required, will contain additional important terms and provisions, the form of which we filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference. We will file any definitive indenture as an exhibit to reports that we file with the SEC and incorporate by reference in this prospectus and the applicable prospectus supplement. Any indenture would be qualified under the Trust Indenture Act of 1939, as amended.

With respect to any debt securities that we issue, we will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

●	the maturity date;

●	the principal amount due at maturity;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be convertible into shares of our common stock or our preferred stock and, if so, the terms of such conversion;

●	whether or not the debt securities will be secured or unsecured by some or all of our assets, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment or interest and the maximum length of any such deferral period;

●	the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

●	information describing any book-entry features;

●	any provisions for payment of additional amounts for taxes;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	events of default;

●	whether we and/or the indenture trustee may change an indenture without the consent of any holders;

●	the form of debt security and how it may be exchanged and transferred;

●	description of the indenture trustee and paying agent, and the method of payments; and

●	any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms that may be required by us or advisable under applicable laws or regulations.

We summarize below the material terms of the form of indenture, if required, or indicate which material terms will be described in the applicable prospectus supplement. The indenture:

●	does not limit the amount of debt securities that we may issue;

●	allows us to issue debt securities in one or more series;

●	does not require us to issue all of the debt securities of a series at the same time;

●	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

●	provides that the debt securities may be secured or unsecured, as may be set forth in the applicable prospectus supplement.

DESCRIPTION OF THE UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities, warrants, or rights in any combination and in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may choose to evidence each series of units by unit certificates that we would issue under separate agreements. If we choose to evidence the units by unit certificates, we will enter into unit agreements with a unit agent and will indicate the name and address of the unit agent in the applicable prospectus supplement related to the particular series of units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, unit certificate, as may be applicable, and any supplemental agreements that describe the terms of the units we are offering before the issuance of the units.

DESCRIPTION OF THE RIGHTS

The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

●	the title and aggregate number of the rights;

●	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

●	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

●	the number or a formula for the determination of the number of the rights issued to each stockholder;

●	the extent to which the rights are transferable;

●	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

●	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;

●	in the case of rights to purchase units, the type and number of securities comprising the units, and the number of units purchasable upon exercise of one right;

●	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);

●	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

●	the effect on the rights of any merger, consolidation, sale or other disposition of our business;

●	the terms of any rights to redeem or call the rights;

●	information with respect to book-entry procedures, if any;

●	the terms of the securities issuable upon exercise of the rights;

●	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

●	if applicable, a discussion of material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreement and rights certificate that describe the terms of the rights we are offering before the issuance of rights.

Exercise of Rights

Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

Upon receipt of payment and a rights certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

We may determine to offer any unsubscribed offered securities directly to stockholders, to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as described in the applicable prospectus supplement.

Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina.

EXPERTS

The financial statements of Citius Pharmaceuticals, Inc. appearing in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 have been included herein by reference in reliance on the report of Wolf & Company, P.C., independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement of which this prospectus is a part, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at http://www.citiuspharma.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 11 Commerce Drive, First Floor, Cranford, New Jersey 07016, (908) 967-6677.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus and any applicable accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus and any applicable accompanying prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus and any applicable accompanying prospectus. Statements in this prospectus and any applicable accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and reference is made to the actual documents for complete information. Copies of all or any part of the registration statement, including the documents incorporated in therein by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find Additional Information.” The documents we are incorporating by reference into this prospectus are:

●	the description of our common stock contained in our Registration Statement on Form 8-A, filed on July 28, 2017;

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the SEC pursuant to Section 13 of the Exchange Act on December 29, 2023;

●	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2023, filed with the SEC pursuant to Section 13 of the Exchange Act on February 14, 2024;

●	our Current Reports on Form 8-K, filed with the SEC pursuant to Section 13 of the Exchange Act on October 24, 2023, and January 2 (Item 8.01 only), January 5, January 23, and February 14, 2024; and

●	our definitive proxy statement on Schedule 14A for the annual meeting of stockholders to be held on March 12, 2024, filed with the SEC pursuant to Section 14 of the Exchange Act on January 26, 2024.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date any offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus, provided that that we are not incorporating by reference any information furnished to, but not filed with, the SEC.

Any statement contained in this prospectus and any applicable accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus and any applicable accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus and any applicable accompanying prospectus to the extent that a statement contained in this prospectus and any applicable accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus and any applicable accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus and any applicable accompanying prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in the registration statement and this prospectus, including exhibits to these documents. You should direct any requests for documents to Citius Pharmaceuticals, Inc., Attention: Secretary, 11 Commerce Drive, 1st Floor, Cranford, New Jersey 07016, (908) 967-6677.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any applicable accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus and any applicable accompanying prospectus or incorporated by reference in this prospectus and any applicable accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

743,496 Shares of Common Stock

Common Warrants to Purchase up to 743,496 Shares of Common Stock

Placement Agent Warrants to Purchase up to 52,045 Shares of Common Stock

Up to 795,541 Shares of Common Stock Underlying the Common Warrants and Placement Agent Warrants

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

The date of this prospectus supplement is January 7, 2025